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                                  MASTER LEASE

Dated as of January  27, 1997

LESSOR:

CASCADE COMMUNICATIONS CORP.
5 Carlisle Road
Westford, Massachusetts  01886-3500
Phone:   (508) 692-2600
Fax:     (508) 692-8695
Attn:    Paul Blondin
         Chief Financial Officer

LESSEE:

PSINET INC.
510 Huntmar Park Drive
Herndon, Virginia  20170                            Federal I.D. No:  161353600
Phone:  (703) 904-4100
Fax:    (703) 904-4200
Attn:   Edward D. Postal
        Chief Financial Officer
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      1. DEFINITIONS AND RULES OF CONSTRUCTION. Unless the context shall otherwise require, capitalized terms used herein, but not otherwise defined herein, shall have the respective meanings specified in Schedule A attached hereto and in any Lease Supplement executed and delivered by Lessor and Lessee pursuant to Section 2(b) hereof (a "Lease Supplement"), which are hereby incorporated herein by reference.

      2. LEASE. (a) Lessee hereby agrees to lease from the Lessor, and Lessor, by acceptance of this Master Lease agrees to lease to Lessee, subject to Section 2A below, up to $5,000,000 in wide area network switch equipment for use in the United States of America, pursuant to the terms hereof, in each case as specified as a Set of Equipment pursuant to the related Lease Supplement. Lessee agrees that it shall, pursuant to the terms hereof, comply with all of the terms and conditions herein and in any Lease Supplement.

         (b) This Master Lease sets forth the terms and conditions that govern the lease by Lessor to Lessee of Sets of Equipment specified on Lease Supplements executed and delivered by Lessor and Lessee from time to time, a form of which is attached hereto as Exhibit 1. Each Lease Supplement incorporates by reference this Master Lease and specifies

               (i) a Primary Term of thirty-six (36) months;

              (ii) the invoice cost of the related Set of Equipment, the cost of the Extended Warranty for the related Set of Equipment, any other costs agreed by Lessor and Lessee to be capitalized and the sales or use taxes thereon (in the aggregate, the "Total Invoice Cost");

             (iii) the ten percent (10%) capitalized cost-reduction payment payable by Lessee with respect to the Total Invoice Cost of the related Set of Equipment (Total Invoice Cost minus such ten percent, defined herein as the "Capitalized Lessor's Cost");

              (iv) the amount of Basic Rent payable thereunder for each month of
                   Lessor (principal to be calculated based on 1/36th of the Capitalized Lessor's Cost of the related Set of Equipment, and interest on the outstanding principal balance at the rate of eleven percent (11%) per annum); and

               (v) the Basic Rent Payment Dates on which Basic Rent is due.

      By the execution and delivery of any Lease Supplement, Lessee agrees to and accepts the terms and conditions of this Master Lease. In the event of a conflict between the provisions of a Lease Supplement and any of the provisions of this Master Lease, the provisions of the Lease Supplement shall govern, but only with respect to the Lease of the Set of Equipment listed on such Lease Supplement. References to "the Lease" or "a Lease" shall mean one or more applicable Lease Supplements, as the case may be, incorporating by reference this Master Lease. Each Lease Supplement constitutes a separate and independent Lease.

      2A. LEASE FACILITY. (a) Lessor's agreement to provide up to $5,000,000 in lease financing (the "Lease Facility") shall terminate on September 30, 1997 and shall be subject, with
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                                      -2-

respect to each draw-down under such Lease Facility pursuant to a Lease Supplement (a "Closing"), to the conditions specified below in this Section 2A.

         (b) The obligation of Lessor to make advances under the Lease Facility pursuant to a Lease Supplement at a Closing is subject to the satisfaction of all of the following conditions:

               (i) Lessor shall have received (A) the Lease Supplement for the
                   Set of Equipment to be leased at such Closing and (B) all of the other related Lease Documents (collectively, with the foregoing, the "Closing Documents"), duly executed and delivered by all parties thereto, and all actions contemplated by the foregoing documents shall have been accomplished to the satisfaction of Lessor and its counsel.

              (ii) All warranties and representations of Lessee in the Closing
                   Documents shall be true and accurate on the date of such Closing as if then given, and there shall be no Default or Event of Default under this Lease or any Closing Document.

             (iii) Lessor shall have received certificates of Lessee, dated as of the Closing date, in form and content satisfactory to Lessor, stating the substance of the foregoing Section 2A(b)(ii) and attaching such organizational documents as Lessor may request.

              (iv) Lessor shall be satisfied with the results of UCC and other lien searches against Lessee.

               (v) Lessor shall have received and be satisfied with insurance binders or certificates of insurance coverage maintained by Lessee and naming Lessor as loss payee and/or additional insured.

              (vi) There shall be no material adverse change, in the good faith judgment of Lessor, in Lessee's (i) financial condition as reflected in the then current financial statements required to be delivered by Lessee hereunder, relative to such statements as were delivered by Lessee in connection with any prior Closing or as of the date hereof or (ii) results of operations, business conditions, prospects or properties, relative to Lessee's results of operations, business conditions, prospects or properties as of the date of any prior Closing or as of the date hereof.

             (vii) Lessor shall have received all other documents, financial statements and assurances required hereunder or that it may reasonably request in connection with the transactions contemplated for such Closing, and such documents shall be certified, when appropriate, by the proper authorities or corporate officers. All such documents and all proceedings to be taken in connection with such transactions shall be reasonably satisfactory in form and substance to Lessor and its counsel.
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                                       -3-

                (viii) All legal matters incident to the Closing Documents shall be reasonably satisfactory to Lessor's counsel, and Lessor shall have received at the Closing the legal opinion of counsel to Lessee (which counsel must be reasonably satisfactory to Lessor), in form and substance reasonably satisfactory to Lessor and its counsel.

      No waiver of the above conditions precedent shall be enforceable against Lessor unless made in writing and signed by an officer thereof.

      3. TERM AND RENT; OBLIGATIONS UNCONDITIONAL. (a) Each Set of Equipment is leased for the Interim Term and the Primary Term, unless and until the Term of such Lease shall sooner expire pursuant to the terms hereof. Each Interim Term shall commence on the date of acceptance of such Set of Equipment as evidenced by Lessee's execution and delivery of a Lease Supplement and shall expire at midnight on the date that is one calendar day prior to the related Primary Term Commencement Date. Each Primary Term shall commence at 12:01 a.m. and expire at midnight on the dates set forth in the related Lease Supplement as the "Primary Term Commencement Date" and the "Primary Term Expiration Date," respectively.

         (b) For each Lease Supplement, Lessee shall pay to Lessor or an agent designated by Lessor or any Transferee in writing, in lawful money of the United States, (i) as fixed rent for the related Set of Equipment during the Interim Term, the Basic Rent Per Day multiplied by number of calendar days (full or partial) in the Interim Term on the first Basic Rent Payment Date and (ii) as fixed rent for the Equipment during the Primary Term, the Basic Rent Per Month on each Basic Rent Payment Date; provided, however, that if the first Basic Rent Payment Date is also the Primary Term Commencement Date, Lessee shall pay all Basic Rent Per Day and the first installment of Basic Rent Per Month on the date that the Lessee delivers the applicable Lease Supplement. All payments of Basic Rent shall be made by wire transfer to Lessor's account as set forth in Schedule B attached hereto, which is hereby incorporated by reference, or at such other address or to such other Person and in such other manner as Lessor, from time to time, may designate. Each payment of Basic Rent shall be apportioned between the interest and the principal for the related Set of Equipment in accordance with the economic accrual method.

         (c) Lessee shall also pay to Lessor or an agent designated by Lessor or any Transferee in writing, in lawful money of the United States, all Supplemental Rent. Supplemental Rent shall be paid when due or on demand if there is no due date therefor. If Lessee shall fail to pay any Basic Rent or Supplemental Rent, Lessor shall have the right to pay the same and shall have all rights, powers and remedies for reimbursement from Lessee with respect thereto as are provided herein (including, without limitation, Sections 14 and 15 hereof) or by Law in the case of non-payment of Basic Rent. Lessee shall also pay to Lessor a Late Fee on all overdue Rent from the due date thereof until paid. Lessee shall perform all of its obligations under this Lease at its sole cost and expense, and shall pay all Rent when due, without further notice or demand.

         (d) Each Lease under this Master Lease is a net lease and Lessee acknowledges and agrees that Lessee's obligation to pay all Rent and other sums payable under the Lease Documents, and the rights of Lessor in and to such payments, shall be absolute and
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                                       -4-

unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due to or alleged to be due to, or by reason of, any past, present or future claims that Lessee may have against Lessor, any Transferee, or any Person for any reason whatsoever, except as provided in the terms of the Extended Warranty with respect to a discrete Set of Equipment.

      4. PERSONAL PROPERTY; SECURITY INTEREST AND LIENS. (a) Lessee covenants and agrees that the Equipment is, and shall at all times be and remain, personal and movable property. If requested by Lessor, Lessee shall obtain prior to delivery of any item of Equipment or at any other time reasonably requested by Lessor, a certificate in form satisfactory to Lessor from all parties with a real property interest in the premises where the Equipment may be located waiving any claim with respect to the Equipment.

         (b) During the Term of any Lease and until (i) Lessee acquires the Equipment pursuant to Section 19 hereof or (ii) Lessee returns the Equipment to Lessor in compliance with Section 17 hereof, Lessor shall retain title to such Equipment; provided, however, that Lessee and Lessor acknowledge that transactions documented hereunder shall not constitute a "lease" or a "true lease," and instead shall constitute a "lease intended as security," or "security interest," as the case may be, under Applicable Law (including under Section 1-201(37) of the UCC). In furtherance thereof, in order to secure the prompt payment and performance as and when due of all of Lessee's obligations under the Lease Documents, Lessee hereby grants to Lessor a first priority security interest in and to (A) the Equipment leased under the Lease Documents and all replacements, substitutions, accessions thereto and (B) proceeds (cash and non-cash) thereof, including the proceeds of all insurance policies on the Equipment (collectively, the "Collateral"). Lessee agrees that, with respect to the Collateral, Lessor shall have all of the rights and remedies of a first priority secured party under the UCC. Without the prior written consent of Lessor, Lessee may not sell, lease or otherwise dispose of any of the Collateral, or attempt, offer, or contract to do so, except to the extent expressly provided herein.

         (c) At any time and from time to time, upon the written request of Lessor, and at the sole expense of Lessee, Lessee will promptly and duly execute and deliver such further instruments and documents and take such further action as Lessor may reasonably request for the purpose of obtaining or preserving the full benefits of the Lease Documents and of the rights and powers therein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests and liens created hereby. Lessee also hereby authorizes Lessor to file any such financing or continuation statement without the signature of Lessee to the extent permitted by Applicable Law. A carbon, photographic or other reproduction of this Lease shall be sufficient as a financing statement for filing in any jurisdiction to the extent permitted under Applicable Law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument or chattel paper, such instrument or chattel paper shall be immediately delivered to Lessor, duly endorsed in a manner satisfactory to Lessor, to be held as Collateral pursuant to this Master Lease.

         (d) Lessee will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. For Lessor's further security, Lessee hereby grants to Lessor a security interest in all of Lessee's books and records pertaining to the Collateral, and upon the occurrence and during the continuance of an Event of Default, Lessee shall turn over any such
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                                      -5-

books and records to Lessor or to its representatives during normal business hours at the request of Lessor; provided that Lessee may make a photocopy of such books and records.

         (e) Lessor and its representatives shall at all times have full and free access during normal business hours, and upon reasonable prior notice and without unreasonable interference, to all the books of record and accounts of Lessee pertaining to the Collateral, and Lessor or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Lessee agrees to render to Lessor, at Lessee's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Lessor and its representatives shall at all times also have the right during normal business hours, and upon reasonable prior notice, to enter into and upon any premises where any of the Collateral is located for the purpose of inspecting the same or otherwise protecting its interests therein, excepting such customer premises where Equipment may be located.

         (f) Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any of the Collateral, title thereto or any interest therein, except Permitted Liens. Lessee shall notify Lessor immediately in writing upon receipt of notice of any Lien affecting the Collateral in whole or in part, and shall, at its own cost and expense, defend Lessor's title therein and Lessor's first priority security interest with respect thereto against all Persons holding or claiming to hold such a Lien on the Collateral; and any losses, expenses or costs suffered by Lessor as a result thereof shall be covered by the Lessee's indemnity in Section 18 hereof.

         (g) Lessee shall not move any Collateral or permit any Collateral to be moved from the address set forth in the related Lease Supplement without Lessor's prior written consent; provided, however, that in no event shall any Collateral be moved to any location outside the United States of America or to any jurisdiction within the United States of America that has not adopted the UCC.

         (h) Lessee will furnish to Lessor monthly statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Lessor may reasonably request, all in reasonable detail.

         (i) Upon payment in full by Lessee of all Rent due or to become due hereunder and the discharge by Lessee of all of its other obligations hereunder and under the other Lease Documents, Lessor's security interest in the Collateral shall terminate, and Lessor agrees to comply with any reasonable request of Lessee to effect such termination, including without limitation, filing termination statements under the UCC. The Collateral secures only the obligations of Lessee under the Lease Documents, and not any other obligations of Lessee to Lessor whether now existing or hereafter created, except as Lessee may hereafter agree in writing.

      4A. LESSOR'S APPOINTMENT AS ATTORNEY-IN-FACT. (a) Lessee hereby irrevocably constitutes and appoints Lessor and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Lessee and in the name of Lessee or in its own name, from time to time in Lessor's discretion, for the purpose of carrying out the terms of any Lease, to take any and all appropriate action and to execute any and all instruments which may be necessary or desirable
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                                      -6-

to accomplish the purposes of Sections 4(b) or 4(c) of this Master Lease, and, without limiting the generality of the foregoing, Lessee hereby gives Lessor the power and right, on behalf of Lessee, without notice to or assent by Lessee, to do the following:

      (i) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, all as contemplated by Section 15 hereof; and

     (ii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to Lessor or as Lessor shall direct;
            (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Lessee with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (D) or (E) above and, in connection therewith, to give such discharges or releases as Lessor may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lessor were the absolute owner thereof for all purposes, and to do, at Lessor's option and Lessee's expense, at any time, or from time to time, all acts and things which Lessor deems necessary or appropriate to protect, preserve or realize upon the Collateral and Lessor's liens thereon and to effect the intent of the Lease Documents, all as fully and effectively as Lessee might do.

At the reasonable request of Lessor, Lessee shall deliver to Lessor, one or more further documents ratifying any and all actions that said attorneys shall lawfully take or do or cause to be taken or done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

         (b) Lessee also authorizes Lessor, at any time and from time to time, to execute, in connection with the sales provided for in Section 16(b) hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

         (c) The powers conferred on Lessor hereunder are solely to protect Lessor's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Lessor shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be
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                                      -7-

liable or responsible to Lessee for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

         (d) Lessor's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to exercise reasonable care.

         (e) All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

      5. INSTALLATION, DEINSTALLATION, MAINTENANCE AND REPAIR. At all times during the Term of any Lease, and except as provided in the terms of the Extended Warranty for a Set of Equipment, Lessee shall be solely responsible, at its own expense, for the delivery, installation, maintenance, repair, use, possession, operation, storage, deinstallation, and shipping of the Equipment by a party reasonably acceptable to Lessor, and shall keep the Equipment in good repair and condition and in working order, and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in good repair and condition and in working order, all at the expense of Lessee. Lessee shall not make any alterations or additions to the Equipment without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. All parts furnished and all additions made to, and all substitutions and replacements for, the Equipment shall immediately upon the installation thereof be deemed part of the Equipment and become the property of Lessor subject to the terms of this Lease. Lessor shall be entitled to inspect the Equipment at the location thereof during normal business hours.

      6. USE. Lessee shall use the Equipment in a careful and proper manner and shall comply with and conform to all Applicable Laws and insurance and/or maintenance requirements. Lessee shall not use the Equipment for any purpose other than that for which it was designed.

      7. QUIET ENJOYMENT. So long as no Event of Default has occurred and is continuing under any Lease Document and subject to the terms and conditions hereof, Lessor warrants peaceful and quiet use and enjoyment of the Equipment by Lessee against acts of Lessor.

      8. DISCLAIMER AND WAIVER OF WARRANTIES, LIMITATION OF LIABILITY. LESSOR'S WARRANTY FOR ANY SET OF EQUIPMENT SHALL BE AS CONTAINED IN THE TERMS OF THE EXTENDED WARRANTY THEREFOR, AS ATTACHED TO THE RELATED LEASE SUPPLEMENT, AND LESSOR HAS NOT MADE, AND HEREBY DISCLAIMS, LIABILITY FOR, AND LESSEE HEREBY WAIVES ALL RIGHTS AGAINST LESSOR RELATING TO, ANY AND ALL WARRANTIES, GUARANTIES, REPRESENTATIONS OR OBLIGATIONS OF ANY KIND WITH RESPECT THERETO, EITHER EXPRESS OR IMPLIED OR ARISING BY APPLICABLE LAW OR OTHERWISE, NOT EXPRESSLY INCLUDED IN SUCH EXTENDED WARRANTY, INCLUDING (A) ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, REPRESENTATIONS OR OBLIGATIONS OF, ARISING FROM OR IN (1) MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, (2) COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (3) QUALITY OF WORKMANSHIP OR (4) TORT (WHETHER OR NOT ARISING FROM THE
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                                      -8-

ACTUAL, IMPLIED OR IMPUTED NEGLIGENCE OF LESSOR OR STRICT LIABILITY) OR UNDER THE UCC OR OTHER APPLICABLE LAW WITH RESPECT TO THE EQUIPMENT, INCLUDING TITLE THERETO (INCLUDING ANY WARRANTY OF GOOD OR MARKETABLE TITLE OR FREEDOM FROM LIENS), FREEDOM FROM TRADEMARK, PATENT OR COPYRIGHT INFRINGEMENT, LATENT DEFECTS (WHETHER OR NOT DISCOVERABLE), CONDITION, MANUFACTURE, DESIGN, SERVICING OR COMPLIANCE WITH APPLICABLE LAW AND (B) ALL OBLIGATIONS, LIABILITY, RIGHTS AND REMEDIES, HOWSOEVER ARISING UNDER ANY APPLICABLE LAW WITH RESPECT TO THE MATTERS WAIVED AND DISCLAIMED, INCLUDING FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE EQUIPMENT, OR ANY LIABILITY OF LESSEE OR LESSOR TO ANY THIRD PARTY, OR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (AS SUCH TERMS ARE USED IN
SECTION 2-719(3) OF THE UCC, OR OTHER APPLICABLE LAW); all such risks, as between Lessor and Lessee, are to be borne by Lessee. The Equipment is not to be used, and is not being acquired hereby, for use in any respect for Lessee's or any other Person's personal or family purposes and, as such, the Equipment does not constitute "consumer goods" as such term is defined under Applicable Law. Lessor's agreement to enter into this Master Lease and each Lease hereunder is in reliance upon the freedom from liability or responsibility for the matters waived and disclaimed herein. THE PROVISIONS OF THIS SECTION 8 HAVE BEEN NEGOTIATED BY LESSOR AND LESSEE AND, EXCEPT FOR THE EXPRESS WARRANTY MADE BY LESSOR IN SECTION 7 HEREOF OR IN ANY EXTENDED WARRANTY WITH RESPECT TO A SET OF EQUIPMENT, ARE INTENDED TO CONSTITUTE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS, GUARANTIES, OBLIGATIONS OR WARRANTIES OF LESSOR, EXPRESS OR IMPLIED, WITH RESPECT TO THE EQUIPMENT AND THE RIGHTS, TITLE AND INTEREST BEING CONVEYED HEREIN WITH RESPECT THERETO THAT MAY ARISE PURSUANT TO ANY APPLICABLE LAW NOW OR HEREAFTER IN EFFECT. (LESSEE'S INITIALS /s/EP ).

      9. REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants for the benefit of Lessor:

         (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its business or the ownership or lease of its properties so requires and where the failure to so qualify would have a materially adverse effect on Lessee or Lessor's interest in the Collateral and Lessee has adequate corporate power to enter into and perform this Master Lease, each Lease hereunder and the other transactions contemplated by the Lease Documents.

         (b) This Master Lease and the other Lease Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements of Lessee, enforceable in accordance with their respective terms.

         (c) The entering into and performance of this Master Lease and the other Lease Documents by Lessee will not violate any Applicable Law or any provision of Lessee's charter or bylaws or result in any breach of, or constitute a default under, or result in the creation of any Lien upon any assets of Lessee or on the Collateral pursuant to, any instrument or Applicable Law to which Lessee is a party or by which it or its assets may be bound.

         (d) There are no pending or threatened actions or proceedings to which Lessee is a party, or otherwise affecting Lessee, before any Government Authority, which, either individually or in the aggregate, would materially, adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under, or comply with the terms of, the Lease Documents.

         (e) Lessee is not in default under any obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would materially, adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations under, or comply with the terms of, the Lease Documents.

         (f) No consent, approval or other authorization of or by any Governmental Authority is required in connection with the execution, delivery or performance by Lessee of, or the consummation by Lessee of the transactions contemplated by, the Lease Documents.

         (g) The financial statements of Lessee that have been provided to Lessor have been prepared in accordance with GAAP, and fairly present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.

         (h) The address of Lessee as set forth on the cover page hereof is the chief place of business and chief executive office (which terms shall have the meanings ascribed therefor in Article 9 of the UCC) of Lessee; and Lessee does not conduct business under any trade, assumed or fictitious name.

         (i) With respect to the Collateral, no filing, recordation or registration of any Financing Statement or other document or instrument was or is necessary in order to cause Lessor to have good, valid and enforceable title with respect thereto and, without limiting the generality of the foregoing, upon the last to occur of (1) Lessor's delivery F.O.B. Westford, Massachusetts, of any item of Equipment to Lessee and (2) the filing of a Financing Statement in the State Filing Office, County Filing Office and, if applicable, the Fixture Filing Office (naming Lessee as debtor and Lessor as secured party and describing the Collateral), Lessor will have a valid perfected security interest in the Collateral pursuant to the UCC and other Applicable Law to the extent Lessor is not the owner of such Collateral.

         (k) Lessee has obtained all Permits necessary to possess and use the Equipment in compliance with and as contemplated by the Lease Documents.

         (l) If requested by Lessor, Lessee will provide an opinion of counsel and other supporting documents to the foregoing effect and with respect to such other legal matters as Lessor may reasonably request.

      10. COVENANTS OF LESSEE.  Lessee covenants and agrees as follows:

         (a) Lessee will, if requested by Lessor, furnish Lessor (i) within one hundred twenty (120) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related statements of operations and retained earnings and cash flows of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Lessee; (ii) within sixty (60) days after the end of each quarter of Lessee's fiscal year a balance sheet of Lessee as at the end of such quarter, and the related statement of operations and retained earnings and cash flows of Lessee for such quarter, prepared in accordance with GAAP; and (iii) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms and other filings required to be made by Lessee to the Securities and Exchange Commission, if any.

         (b) Lessee shall provide written notice to Lessor: (i) thirty (30) days prior to any contemplated change in the name or address of Lessee; (ii) promptly upon the occurrence of any Default or Event of Default; (iii) promptly of the commencement of proceedings under Federal bankruptcy laws or any other insolvency laws (as now or hereafter in effect) involving Lessee or any Person (other than Lessor) holding an interest in the Equipment or related property as the debtor; (iv) promptly upon Lessee becoming aware of (1) any alleged violation of Applicable Law, or (2) any threatened or actual suspension, revocation or rescission of any Permit necessary for Lessee to be in compliance with the terms hereof; and (v) promptly after any of the Equipment is moved from the location of Lessee set forth on the respective Lease Supplement or becomes lost, stolen, destroyed, materially damaged or worn out.

         (c) Lessee shall not attach or incorporate any Equipment to or in any other item of equipment or any realty in such a manner that such Collateral may be deemed to have become an accession to or a part of such other item of equipment or realty.

         (d) Lessee shall cause each principal item of the Equipment to be marked at all times, in a plain, distinct and legible manner, with the name of Lessor or its designee followed by the words "Lessor and Secured Party," or other appropriate words designated by Lessor.

      11. ASSIGNMENT AND TRANSFER. (a) WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, LESSEE WILL NOT ASSIGN ANY OF ITS RIGHTS NOR DELEGATE ANY OF ITS OBLIGATIONS UNDER ANY LEASE DOCUMENT, SUBLET THE EQUIPMENT OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR TO COME INTO OR REMAIN IN THE POSSESSION OF, ANY PERSON BUT LESSEE; provided, that Lessee may permit its customers to possess Equipment if such customers have executed an agreement that provides that such customers' interest in such Equipment may be subject to the interests of Lessee's creditors; and provided, further, however that, for purposes hereof, any merger or combination of Lessee and a third party shall be deemed an assignment of this Lease. No assignment or sublease, whether authorized in this Section 11 or in violation of the terms hereof, shall relieve Lessee of its obligations hereunder and Lessee shall remain primarily liable hereunder.

         (b) Lessor and any subsequent Transferee may transfer any or all of their respective rights, obligations, title and/or interest in this Master Lease or in any Lease hereunder to one or more other Transferees. Lessor shall give prompt written notice to Lessee of such a Transfer, including the name(s) and address(es) of the Transferee(s) pursuant to such Transfer. Lessee hereby acknowledges and agrees that in the event Lessor or such other Transferee has transferred its economic interest in this Master Lease or in any Lease hereunder (i) no Transferee(s) shall be obligated to perform any duty, covenant or condition required to be performed by the Lessor under the terms of the Lease Documents (other than the covenant of quiet enjoyment specified in Section 7 hereof), (ii) all notices or other communications shall be given to, and made by, Lessor or its designee and (iii) Lessor or such Transferee (as applicable to the particular situation) shall remain liable as "Lessor" hereunder.

         (c) LESSEE HEREBY WAIVES AS AGAINST ANY TRANSFEREE(S) (THAT HAVE GIVEN VALUE FOR SUCH TRANSFER) OF LESSOR, ITS SUCCESSORS AND ASSIGNS, ANY CLAIM OR DEFENSE THAT LESSEE MAY NOW OR HEREAFTER HAVE AS AGAINST LESSOR, WHETHER FOR BREACH OF THE LEASE DOCUMENTS, BREACH OF WARRANTY OR OTHERWISE.

      12. INSURANCE. At all times during the Term of any Lease, Lessee, at its own expense, shall maintain insurance on each item of the Equipment against all risks and in such amounts as Lessor shall reasonably require (but not less than the Stipulated Loss Value of such item) with carriers acceptable to Lessor, and shall maintain a loss payable endorsement in favor of Lessor and its successors and assigns affording to Lessor and its successors and assigns such additional protection as Lessor and its successors and assignees shall reasonably require (such as a breach of Lessee's warranty clause), and Lessee shall maintain public liability and property damage insurance with respect to each item of Equipment in amounts reasonably satisfactory to Lessor for both personal and property damage. Lessee shall be liable for any deductibles contained in such insurance policies. All such insurance policies shall name Lessor and its successors and Transferees as insureds and shall provide that all amounts payable by reason of loss, theft or damage to the Equipment shall be payable only to Lessor or its designees and that such policies may not be cancelled or altered without at least 30 days' prior written notice to Lessor or its successors and Transferees. The Lessee shall furnish the Lessor with certificates or other satisfactory evidence of the maintenance of the insurance required hereunder.

      13. LOSS AND DAMAGE. Lessee hereby assumes and shall bear the entire risk of loss, damage, theft or destruction, partial or complete, whether or not insured against, of the Equipment from any and every cause whatsoever from the date of delivery of the Equipment to Lessee. No loss, damage, theft or destruction of the Equipment or any part thereof shall relieve Lessee of any obligation under the respective Lease, which shall continue in full force and effect. In the event of loss or damage of any kind to any item of Equipment, Lessee shall promptly notify Lessor of such event and, at Lessor's option, Lessee shall, at its own cost and expense, (i) use all reasonable efforts to place the same in good repair, condition and working order to the satisfaction of Lessor within 30 days of such loss or damage unless Lessor shall determine that such item has been irreparably damaged, in which case Lessor may elect to shorten or terminate said 30-day period, or (ii) replace such Equipment with like equipment in good repair, condition and working order and, upon prior written notice to Lessor, cause such replacement equipment to be delivered to and installed at a location otherwise permitted under the Lease Documents and give clear title thereto by appropriate instrument to Lessor, which replacement equipment shall be subject to the terms and conditions of the Lease Documents, including, without limitation, Section 4(b) hereof. In the event Lessee has fully complied to

Lessor's reasonable satisfaction with the requirements of the previous sentence, Lessor shall return to Lessee (without interest) the insurance proceeds, if any, paid to Lessor as a result of such loss or damage under the insurance policies required pursuant to Section 12 hereof. In the event that any item of Equipment shall become subject to a Total Loss, Lessee shall inform the Lessor in writing in regard thereto within thirty (30) days after such Total Loss and Lessee shall pay to Lessor, in cash, an amount equal to the Stipulated Loss Value thereof as the case may be; provided, however, that such amount shall be reduced if and to the extent that Lessor or any Transferee has received proceeds from the insurance required to be maintained by Lessee pursuant to Section 12 as a result of such Total Loss, and Lessor agrees that if such insurance proceeds are paid to Lessor and (A) such proceeds equal or exceed the Stipulated Loss Value payment then due or (B) if Lessee has already paid the Stipulated Loss Value payment then due in full, Lessor shall reimburse Lessee the amount of proceeds thereof in excess of the Stipulated Loss Value payment then paid by Lessee or such insurer, as the case may be. Upon Lessor's reasonable satisfaction that any Stipulated Loss Value payment or portion thereof shall be paid by an insurer to Lessor, Lessor shall not require Lessee to pay such amount before sixty (60) days after such Total Loss. Where a single amount for the payment of Basic Rent is set forth on the cover page hereof for more than one item of Equipment, and less than all such items are subject to a Total Loss, such Basic Rent shall be apportioned among such items in accordance with their original list prices, and the Stipulated Loss Value shall be based on such apportioned Basic Rent. Upon such payment of Stipulated Loss Value for any item(s) hereunder, this Lease shall terminate with respect to such items(s) and Basic Rent shall thereafter abate proportionately.

      14. TAXES AND FEES. (a) To the extent permitted by Law, Lessee shall file any necessary reports and returns for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor or any Transferee (on an after-tax basis) for, and agrees to indemnify and hold Lessor or such Transferee harmless from, all Impositions.

         (b) If any report, return or property listing relating to any Imposition is, by Law, required to be filed by, assessed or billed to or paid by, Lessor, Lessee will do all things required to be done by Lessor (to the extent permitted by Law) in connection therewith and, subject to Section 18 hereof, is hereby authorized by Lessor to act on behalf of Lessor in all respects in relation thereto, including the contest or protest, in good faith and by appropriate proceedings, of the validity of any Imposition, or the amount thereof. Lessor agrees fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. An Imposition or claim therefor shall be paid by Lessee, subject to refund proceedings, if failure to pay would adversely affect the title or rights of Lessor in the Equipment or otherwise under the Lease Documents. Provided that no Default or Event of Default has occurred and is then continuing, if Lessor obtains a refund of any Imposition that has been paid (by Lessee, or by Lessor and for which Lessor has been fully reimbursed by Lessee), Lessor shall promptly pay to Lessee the amount of such refund actually received. Lessee shall cause all billings of such charges to Lessor to be made to Lessor in care of Lessee and shall, in preparing any report or return required by Law, show the ownership of the Equipment in Lessee, and shall send a copy of any such report or return to Lessor. If Lessee fails to pay any such charges when due, except any Imposition being contested in good faith and by appropriate proceedings (as above provided) for a reasonable period of time, Lessor at its option may do so pursuant to Section 15, in which event the amount so paid shall be payable by Lessee as Supplemental Rent as provided in Section 15.

         (c) The provisions of this Section 14 shall not apply to any Impositions (i) imposed as a result of any transfer or disposition by Lessor, if such transfer or disposition was voluntary or involuntarily imposed on Lessor as a result of an act or omission of Lessor, of all or any portion of its interest in the Equipment pursuant to Section 11 hereof; (ii) that Lessee is contesting in good faith, by appropriate proceedings and as otherwise permitted pursuant to the provisions of the Lease Documents until the conclusion of such contest; except that Lessee's right to contest any Imposition is conditioned upon the existence of such Imposition during any such contest not causing any material danger, as determined by Lessor in its sole discretion, of the sale, forfeiture or loss of the Equipment; or (iii) imposed on Lessor that are based on or measured by Lessor's gross or net income (including capital gains taxes, income taxes collected by withholding and taxes on tax preference items), except for
(1) Lessee's obligation to pay indemnities and reimbursements on an "after-tax basis" and (2) as otherwise expressly provided herein.

      15. LESSEE'S FAILURE TO PAY TAXES, INSURANCE, ETC. Should Lessee fail to make any Imposition, insurance or other payment or do any act required to be performed by Lessee as provided in the Lease Documents, Lessor shall have the right, but not the obligation and without releasing Lessee from any obligation under the Lease Documents, to make or do the same, and to pay, purchase, contest or compromise any Imposition that in the judgment of Lessor appears to affect the Collateral, and, in exercising any such rights, incur any liability and expend whatever amounts in its reasonable discretion Lessor may deem necessary or appropriate therefor. All sums so incurred or expended by Lessor (including any penalty incurred as a result of Lessee's failure to perform such obligation or make such payment) shall be without demand immediately due and payable by Lessee and shall be payable as Supplemental Rent.

      16. DEFAULT AND REMEDIES. (a) The occurrences of any of the following events shall constitute an Event of Default under the Lease Documents, and shall permit Lessor to exercise the remedies provided in Section 16(b) below, including the termination of Lessee's right to possession of the Equipment or the Collateral:

     (i) The nonpayment when due from Lessee of (A) any installment of Basic Rent within ten (10) days after the due date therefor as set forth in the related Lease Supplement or (B) any Supplemental Rent required hereunder to be paid by Lessee ten (10) days after receipt of written notice from Lessor or any Transferee of such nonpayment;

    (ii) The failure by Lessee to perform any other term, obligation, covenant or condition of this Lease that is not cured within twenty (20) days after written notice from Lessor to Lessee of such failure;

   (iii) Lessee shall be in default under the terms of any other written agreement with Lessor (or any Transferee) and Lessor (or such Transferee) shall have declared a default and/or begun to exercise remedies thereunder after the expiration or waiver of any applicable grace period;

    (iv) The subjection of any part of the Collateral to any Lien other than a Permitted Lien;

     (v) In the event that (A) Lessee shall (1) authorize or agree to the commencement of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, corporation, receivership or other similar Law now or hereafter in effect that authorizes the reorganization or liquidation of such party or its debt or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, (2) make a general assignment for the benefit of its creditors, (3) fail generally or admit in writing its inability to pay its debts as they become due, (4) take any corporate action to authorize any of the foregoing or (5) have an involuntary or other proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period exceeding 60 days; or (B) an order for relief pursuant to such applicable debtor/creditor law shall have been entered against Lessee; and

    (vi) If any representation or warranty made by the Lessee herein or in any other Lease Document, or made by the Lessee in any statement or certificate furnished by the Lessee in connection with the execution of this Master Lease or any other Lease Document or the delivery of any items of Equipment hereunder or thereunder or furnished by the Lessee pursuant hereto or thereto, proves untrue in any material respect as of the date of the issuance or making thereof.

         (b) Upon the happening of any of the above Events of Default, Lessor may declare this Master Lease to be in Default. Such declaration shall be by written notice to Lessee and shall apply to all Leases, all Equipment leased hereunder and all Collateral. Lessee hereby authorizes Lessor at any time thereafter to enter with or without legal process any premises where the Collateral may be and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor an amount that is equal to any unpaid Rent due on or before Lessor has declared this Lease to be in Default plus, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value for the Equipment on the date the Lessor shall declare this Lease to be in Default (in each case together with any Late Fee related thereto). After Default, as and to the extent requested by Lessor, Lessee shall comply with the provisions of Section 17 of this Master Lease. Lessor shall be entitled to sell the Collateral at private or public sale within or without the United States, in bulk or in parcels, with or without notice, without having the Collateral present at the place of sale, with the privilege of becoming the purchaser thereof; and Lessor shall be entitled to lease, otherwise dispose of or keep idle all or any part of the Collateral after recovery of possession from Lessee. The proceeds of sale, lease or other disposition, if any, shall be applied (1) to all Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of the Collateral (including, without limitation, reasonable attorneys' fees, costs and disbursements); then, (2) to the extent not previously paid by Lessee, to pay Lessor the Stipulated Loss Value for the Equipment and all other sums then-payable by Lessee hereunder, including any unpaid Rent; then, (3) any remaining amounts shall be paid to Lessee. Lessee shall pay any deficiency remaining after disposition for amounts described in clauses (1) and (2) above forthwith; and Lessee shall not be responsible for any amounts in excess of such amounts, excepting (A) any unpaid Rent due on or before Lessor declared this Master Lease to be in Default and (B) any Supplemental Rent then or thereafter due under the respective Lease. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of the respective Lease unless Lessor so notifies Lessee in writing.

         (c) Lessee agrees to reimburse Lessor on demand for any and all costs and expenses incurred by Lessor in enforcing its rights under this Section 16 of the Lease Documents, including without limitation, reasonable attorney's fees and costs of repossession, storage, insuring, re-leasing and selling of all Equipment.

         No remedy referred to in this Section 16 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity.

      17. SURRENDER OF EQUIPMENT. Upon the expiration or earlier termination of the Lease with respect to any item of Equipment, Lessee shall, unless (i) Lessee has paid Lessor in cash the Stipulated Loss Value of such Equipment pursuant to
Section 13 hereof, (ii) Lessee has acquired such Equipment pursuant to Section 19 hereof or (iii) Lessor has abandoned such Equipment pursuant to Section 19 hereof, return the same to Lessor in good repair, condition and working order, ordinary wear and tear resulting from permitted use thereof under the terms of such Lease alone excepted, to a location within or outside of the continental United States specified by Lessor. Such Equipment shall be carefully crated and shipped, freight, drayage and reassembly costs prepaid and properly insured, by Lessee, and Lessee shall bear all risk of loss until the Equipment is delivered to Lessor or its designee.

      18. INDEMNITY. (a) Lessee agrees to indemnify, defend, and hold harmless each Indemnitee from and against any and all Claims against such Indemnitee (other than such as may directly and proximately result from the gross negligence or willful misconduct of such Indemnitee) that directly and proximately arise on account of (i) this Master Lease or any other Lease Documents or (ii) the Collateral, or any item or part thereof, including, without limitation, the selection, ordering, acquisition, delivery, installation, return, rejection, abandonment or other disposition of any item of Equipment, the possession, maintenance, leasing, use, condition, ownership, operation or control of any item of Equipment by whosoever owned, used or operated during the Term of any Lease or the existence of latent and other defects (whether or not discoverable or discovered by Lessor or Lessee).

         (b) Lessor or another Indemnitee shall give Lessee prompt notice of any Claim or liability hereby indemnified against and Lessee shall be entitled to control the defense thereof; provided, however that (i) Lessor or such other Indemnitee shall have the right to approve or reject defense counsel selected by Lessee and any settlement proposed by Lessee or its counsel which approval shall not be unreasonably withheld, conditioned or delayed and (ii) the defense of any Claim relating to the payment of any tax, fee, assessment or other charge upon Lessor or any Transferee shall be controlled by Lessor; and provided, further, however, that (A) for purpose of this Section 18(b), Lessee's general outside counsel are satisfactory defense counsel for any Claim excepting those specified in clause (ii) above and (B) Lessee's contest of any Claim shall be subject to the requirement that Lessee shall (1) deliver certification by counsel reasonably satisfactory to Lessor that there is a reasonable basis for such contest and (B) consult with and keep Lessor apprised of the development of such contest.

         (c) Notwithstanding any other provision hereof to the contrary, Lessee shall pay (on an after-tax basis) or otherwise discharge Claims, when and as such Claims become due.

      19. PURCHASE AND SALE OPTIONS. (a) At any time during the Term of any Lease, Lessee shall have the option upon at least thirty (30) days' prior irrevocable written notice to Lessor to purchase on the date specified by Lessee in such written notice, which date shall not be more than thirty (30) days after the date of such notice (the "Purchase Option Date") all (but not less than all) the Equipment from Lessor on any or multiple particular Lease Supplement(s) for a purchase price equal to the Option Price, as specified below. Upon such payment in full and payment of any other amounts then due hereunder (including the costs and expenses of Lessor, if any, in connection with such purchase), Lessor will transfer to Lessee, without recourse or warranty and on a "WHERE IS, AS IS" basis, all of Lessor's right, title and interest in and to the Equipment (exclusive of Software) as set forth on such Lease Supplement(s). The "Option Price" shall equal, as of the Purchase Option Date, (i) accrued but unpaid Rent under each and every Lease Supplement that sets forth the particular Equipment being purchased and (ii) the balance of principal payments then due under each and every Lease Supplement that sets forth the particular Equipment being purchased.

         (b) At the expiration of the Primary Term, Lessee may, and upon written notice Lessor may require Lessee to, purchase all of the Equipment from Lessor for a sales price equal to $1.00. Upon such payment in full and payment of any other amounts then due under the Lease Documents (including the costs and expenses of Lessor, if any, in connection with such sale or transfer), Lessor will transfer to Lessee, without recourse or warranty and on a "WHERE IS, AS IS" basis, all of Lessor's right, title and interest in and to the Equipment (exclusive of Software). If Lessee fails to pay such purchase price and such other amounts then due under the Lease Documents, Lessor may, without prejudice to its rights under Section 16 hereof, abandon such Equipment where such Equipment is located without liability of any kind to Lessee.

      20. LICENSE OF SOFTWARE PRODUCTS AND FIRMWARE. (a) Subject to the provisions of this Section 20, Lessor grants to Lessee a nonexclusive, nontransferable license to use the object code form of the software products delivered with the Equipment ("Software Products") solely for Lessee's internal business purposes on or in conjunction with the Equipment with which it was originally delivered.

         (b) Subject only to the licenses specifically granted herein, Lessor is the sole owner of all rights, title and interest, including all copyrights, patents, trademarks, industrial designs, trade names, trade secrets and other intellectual property rights in the Software Products. The Software Products are copyrighted and Lessee is only authorized to reproduce one copy of the Software Products solely for back-up purposes. Lessee is hereby prohibited from otherwise copying or translating, modifying or adapting the Software Products or, incorporating in whole or any part in any other product or creating derivative works based on all or any part of the Software Products. Lessee is not authorized to license others to reproduce any copies of the Software Products, except as expressly provided in this Agreement. Lessee agrees to ensure that all copyright, trademark and other proprietary notices of Lessor affixed to or displayed on the Software Products will not be removed or modified. Lessee shall not decompile, disassemble or reverse engineer the Software Products or any component thereof, except as may be permitted by applicable law in which case Lessee must notify Lessor in writing and Lessor may provide review and assistance.

         (c) The rights and licenses granted to Lessee with respect to any Software Product furnished by Lessor may not be sold, licensed, sublicensed, rented, assigned or otherwise transferred to another party without the prior written consent of Lessor.

         (d) Upon the effective date of expiration or termination of this Agreement by Lessor for Lessee's breach or for any other reason, the license granted to Lessee under this Agreement shall terminate and Lessee shall immediately discontinue use of the software and all copies and documentation thereof and return all copies and documentation to Lessor. Notwithstanding the foregoing, should Lessee purchase the Equipment, Lessee's license as set forth in this Section 20 shall survive expiration or termination of this Agreement for the life of the applicable Equipment and as long as Lessee complies with the terms and conditions hereof.

         (e) US Government Restricted Rights. Notice - Distribution and use of products including computer programs and any related documentation and derivative works thereof, to and by the United States Government, are subject to the Restricted Rights provisions of FAR 52.227-19, paragraph (c)(2) as applicable, except for purchases by agencies of the Department of Defense (DOD). For DOD, all products are subject to manufacturer's commercial terms and conditions and as prescribed in DFAR 227-7202, paragraph 1 (a). Manufacturer is Cascade Communications Corp., 5 Carlisle Road, Westford, MA 01886, USA. Unpublished - rights reserved under the copyright laws of the United States.

      21. MISCELLANEOUS. (a) Any notice required or permitted to be given by the provisions hereof shall be conclusively deemed to have been received by a party hereto on the day it is delivered by hand, by reputable overnight courier or by confirmed facsimile transmission to such party at the address as set forth on the cover page hereof (or at such other address as such party shall specify to the other party in writing) or, if sent by registered or certified mail, on the third Business Day after the date on which mailed, addressed to such party at the address set forth above, postage prepaid.

         (b) No delay or omission to exercise any right or remedy accruing to Lessor upon any breach or default of Lessee shall impair any such right to remedy or be construed to be a waiver of any such Event of Default, breach or default; nor shall any waiver of any single Event of Default, breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval on the part of Lessor of any Event of Default, breach or default under the Lease Documents or, of any provision or condition thereof, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under the Lease Documents or by law or otherwise afforded to Lessor, shall be cumulative and not exclusive.

         (c) THIS AGREEMENT MAY NOT BE TERMINATED EXCEPT AS EXPRESSLY PROVIDED HEREIN. This Master Lease and any other Lease Document may be modified only by a written agreement duly signed by Persons authorized to sign agreements on behalf of Lessor and Lessee, and any variance from the terms and conditions of the Lease Documents in any order or other notification from Lessee, written or oral, shall be of no effect. The capitalized term "Lease" as used herein includes this Master Lease and any supplement, subsequent schedule or exhibit or future written amendment made in accordance herewith, and Lessee, by its execution hereof, explicitly acknowledges and agrees with the foregoing. LESSEE ACKNOWLEDGES THAT IT HAS READ THIS LEASE, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS. FURTHER, LESSEE AGREES THAT THE LEASE DOCUMENTS ARE THE COMPLETE AND EXCLUSIVE STATEMENT OF THE LEASE BETWEEN THE PARTIES, WHICH SUPERSEDE ALL PROPOSALS OR PRIOR AGREEMENTS OR UNDERSTANDINGS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER THEREOF.

         (d) The Lease Documents and the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Lessor and its successors and assigns and Lessee and its successors and permitted assigns.

         (e) The table of contents and the headings of the sections hereof are for convenience of reference only, are not a part of this Master Lease and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         (f) The Lease Documents may be executed in any number of counterparts. However, to the extent, if any, that the Lease Documents constitute chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in the Lease Documents may be created through the transfer of possession of any counterpart other than the counterpart identified by marking as the "Original".

         (g) THE LEASE DOCUMENTS SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. LESSOR AND LESSEE HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE MASSACHUSETTS STATE AND FEDERAL COURTS, FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE OVERALL TRANSACTION EVIDENCED BY THE LEASE DOCUMENTS. LESSOR AND LESSEE HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN MASSACHUSETTS STATE COURTS, OR TO THE EXTENT PERMITTED BY LAW, SUCH FEDERAL COURTS. LESSOR AND LESSEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING. LESSOR AND LESSEE HEREBY WAIVE ANY RIGHTS EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ACTIONS OR PROCEEDINGS BROUGHT IN RESPECT OF THE LEASE DOCUMENTS.

         (h) Should any Section or any part of a Section within the Lease Documents be rendered void, invalid or unenforceable by any court or Law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section therein.

         (i) Notwithstanding any other provision hereof to the contrary, the provisions of Sections 14 and 18 of this Master Lease shall survive any expiration or termination of any Lease.

      22. ADDITIONAL PROVISIONS. The schedules and exhibits attached hereto, any riders signed by the parties hereto and attached hereto and any Lease Supplements executed and delivered pursuant to Section 2(b) hereof are hereby incorporated by reference.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, Lessor and Lessee have caused this Master Lease to be duly executed, all as of the date first above written.

                                     LESSOR:

                                     CASCADE COMMUNICATIONS CORP.

                                     By:    /s/ Paul Blondin
                                         --------------------------------
                                     Name:  Paul E. Blondin
                                     Title: VP, Finance &CFO

                                     LESSEE:

                                     PSINET INC.

                                     By:    /s/ E. Postal
                                         --------------------------------
                                     Name:  Edward D. Postal
                                     Title: Chief Financial Officer

                               SCHEDULE A TO LEASE

                     DEFINITIONS AND RULES OF CONSTRUCTION.

      1. DEFINITIONS. The following terms, when capitalized as below, have the following meanings:

      "Applicable Law": any Law, domestic or foreign, that shall apply to (i) the Lessee or its properties and operations, (ii) the operation, modification, maintenance, ownership, leasing or use of the Equipment, or (iii) any transaction contemplated under any Lease Document, including in each case any environmental Law, federal or state securities Law, commercial Law (pertaining to the rights and obligations of sellers, purchasers, debtors, secured parties, or to any other pertinent matter), zoning, sanitation, siting or building Law, energy, occupational safety and health practices Law or the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

      "Basic Rent": the rental installments due from Lessee pursuant to Section 3(b) of the Lease for the Interim Term and the Primary Term in the amounts and on the dates as provided therein and in the Lease Supplements. The principal component of Basic Rent shall amortize an amount equal to the Capitalized Lessor's Cost in thirty-six (36) monthly installments. The interest component of Basic Rent shall be eleven percent (11%) per annum. Each payment shall equal the principal component plus interest on the accrued but unpaid principal balance.

      "Basic Rent Per Day": one thirtieth (1/30th) of the Basic Rent Per Month.

      "Basic Rent Payment Date": for each Set of Equipment, as set forth in the related Lease Supplement.

      "Basic Rent Per Month": for each Set of Equipment, as set forth in the related Lease Supplement.

      "Business Day": any day, other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the Commonwealth of Massachusetts (or such other jurisdictions in the United States as Lessor specifies to Lessee by at least 30 days' prior written notice).

      "Capitalized Lessor's Cost": for each Set of Equipment, the amount specified in the Schedule A to the related Lease Supplement under the heading "Capitalized Lessor's Cost," and for all Equipment, the aggregate thereof.

      "Claims": With respect to any Indemnitee, all claims, judgments, good faith settlements entered into, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), charges that such Indemnitee has incurred or is responsible for in the nature of amounts for the use or forbearance of money, Liens, and costs (including attorneys' fees and disbursements and other legal or non-legal expenses of the investigation or defense of any claim, whether or not such claim is ultimately defeated, or the
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                                      A-2


enforcement of the rights, remedies or indemnities provided for hereunder, or otherwise available at law or in equity to Lessor), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by any Person against such Indemnitee, even if any of the foregoing are groundless, false, or fraudulent, but specifically excluding any costs or similar expenses for the use or forbearance of use of money incurred by any Indemnitee for such Indemnitee's financing or refinancing of its interest in any Lease or the Equipment.

      "Code" means the United States Internal Revenue Code of 1986, as amended.

      "Collateral": as set forth in Section 4(b) of the Master Lease.

      "County Recording Office": as set forth in Schedule B to the Master Lease.

      "Default": except when inconsistent with the context of any provision hereof, an event that, but for the lapse of time or the giving of notice or both, would constitute an Event of Default.

      "Equipment": each and every Set of Equipment leased to Lessee by Lessor under the Master Lease.

      "Event of Default": any event of default as specified in Section 16(a) of the Lease.

      "Financing Statement": a Uniform Commercial Code financing statement.

      "Fixture Filing Office": as set forth in Schedule B to the Master Lease.

      "GAAP": generally accepted accounting principles, applied consistently.

      "Governmental Authority": any federal, state, county, municipal, regional or other governmental authority, agency board, body, instrumentality or court, in each case either domestic or foreign.

      "Imposition": any title, recordation, documentary stamp or other fees, taxes, assessments, charges or withholdings of any nature (together with any penalties or fines thereon) arising at any time upon or relating to the Equipment or to the Lease Documents, or the delivery, acquisition, ownership, use, operation, leasing or other disposition of such Equipment or upon the Rent payable thereunder, whether the same be assessed to Lessor (or any Transferee) or Lessee, other than taxes based on or measured by Lessor's gross or net income.

      "Indemnitee": Lessor, any Transferee and their respective officers, directors, partners, agents and assigns.

      "Installation Agreement": agreements used by Lessee for the provision of services to its customers using Equipment, as such agreements may be revised from time to time.

      "Interim Term": for each Lease Supplement, the period from the date of the Lessee's acceptance of the related Set of Equipment, as evidenced by Lessee's execution and delivery of such Lease Supplement, to but not including the Primary Term Commencement Date.

      "Late Fee": the fee payable by Lessee for the continued use or possession of the Equipment by the Lessee, which is payable if the Lessee has not paid Rent for such Equipment when due and which shall equal 1-1/2% per month, or the highest rate permitted by law, whichever is lower, on all overdue Rent from the due date thereof until paid.

      "Law": any law, rule, regulation, ordinance, order, code, common law, interpretation, judgment, directive, decree, treaty, injunction, writ, determination, Permit or similar norm or decision of any Governmental Authority.

      "Lease": the lease by and between Lessor and Lessee and relating to the Equipment, as amended from time to time, including this Master Lease and any exhibits, schedules, riders and Lease Supplements thereto as provided in Section 22 thereof.

      "Lease Documents": collectively, this Master Lease, the Lease Supplement(s), and all instruments, documents, certificates and agreements delivered pursuant thereto.

      "Lease Facility": as defined in Section 2A of the Master Lease.

      "Lease Supplement": as defined in Section 1 of the Master Lease.

      "Lien": any mortgage, pledge, lease, sublease, security interest, attachment, charge, encumbrance or right or claim of others whatsoever (including any conditional sale or other retention agreement).

      "Option Price"" as set forth in Section 19(a) of the Master Lease.

      "Permit": any action, approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license, or other form of legally required permission, of or from a Governmental Authority.

      "Permitted Lien": (a) Lessor's and Lessee's respective rights, titles and interests in the Equipment, (b) Liens for the benefit of mechanics, materialmen, laborers, employees or suppliers and similar Liens arising by operation of Law and incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection and enforcement thereof (provided that the existence of such Lien while such negotiations or proceedings are pending does not involve any substantial risk (as determined by Lessor in its discretion) of the sale, forfeiture or loss of the Equipment or any therein, and for which adequate reserves have been provided in accordance with GAAP), (c) Liens arising out of any judgments or awards against Lessee that have been adequately bonded to protect Lessor's interests or with respect to which a stay of execution has been granted pending an appeal or a proceeding for review and
(d) Liens for Impositions not yet due and for which adequate provision for payment has been made.

      "Person": any individual, corporation, partnership, joint venture, or other legal entity or a Governmental Authority.

      "Primary Term": as set forth on the cover page to the applicable Lease Supplement.

      "Primary Term Commencement Date": for each Set of Equipment, as set forth in the related Lease Supplement.

      "Primary Term Expiration Date": for each Set of Equipment, as set forth in the related Lease Supplement.

      "Rent": collectively, the Basic Rent and the Supplemental Rent.

      "Set of Equipment": the property described in Schedule A to the related Lease Supplement, together with all appliances, parts, instruments accessories and furnishings that are from time to time incorporated in such Equipment, or having been so incorporated, are later removed therefrom, unless title thereto is expressly released by Lessor, and all replacements of, and additions, improvements and accessions to any and all of the foregoing, and all books, records, maintenance logs and general intangibles (including all patents, copyrights and trade secrets) relating thereto; and, when used in the context of Lessor's title to such Equipment (whether relating to the creation, grant, perfection, release, priority, enforcement or application of proceeds thereof), shall also include all other property in which Lessor is granted a security interest under the Lease Documents.

      "State Filing Office": as set forth in Schedule B to the Master Lease.

      "Stipulated Loss Value": with respect to each item of Equipment listed in the Schedule A to a Lease Supplement, the product of the (1)(a) Capitalized Lessor's Cost of such item divided by (b) the Capitalized Lessor's Cost of the Set of Equipment in which such Equipment is included, multiplied by (2) the Option Price for such Set of Equipment, as calculated at Section 19(d) of the Master Lease.

      "Supplemental Rent": all amounts, liabilities and obligations (other than Basic Rent) that Lessee assumes or agrees to pay to Lessor or others under any Lease, or under any other Lease Document, including, without limitation, Stipulated Loss Value, the purchase price for the Equipment pursuant to Section 19 of the Master Lease and payments constituting indemnities, reimbursements, expenses, excess use fees and other charges payable pursuant to the terms of any Lease Document.

      "Term": the period for which Equipment is leased under any Lease, including the Interim Term and the Primary Term.

      "Total Invoice Cost": with respect to each Set of Equipment leased pursuant to a Lease Supplement, as specified thereon.

      "Total Loss": for any item of Equipment, the occurrence of any of the following: (i) the actual or constructive total loss of such item of the Equipment; or (ii) the loss, disappearance, theft or destruction of such item of the Equipment; or (iii) damage to such item of the Equipment to such extent as shall make repair thereof uneconomical, or shall render any item of the Equipment permanently unfit for normal use, for any reason whatsoever; or (iv) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such item of the Equipment; or (v) as a result of any Law or other action taken by any
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                                      A-5


Governmental Authority, the use of such item of Equipment in the normal course of Lessee's business shall have been prohibited (1) indefinitely or (2) for a period (A) in excess of 60 days or (B) that extends beyond the then existing Term; all of the foregoing, to the extent established to the reasonable satisfaction of Lessor.

      "Transfer": any transfer or other agreement pursuant to which Lessor or Transferee has transferred or agreed to pay any Person the Rent, or a portion thereof, received from Lessee pursuant to any Lease, which obligation may be secured by Lessor's interest in such Lease and the related Equipment.

      "Transferee": any Person to whom Lessor or any subsequent transferee thereof has assigned any or all of its rights, obligations, title and/or interest under the Lease Documents.

      "Uniform Commercial Code" or "UCC": the Uniform Commercial Code as in effect in Massachusetts or in any other pertinent jurisdiction; and any reference to an article or section thereof shall mean the corresponding article or section (however named) of any such other applicable version of the Uniform Commercial Code.

      2. RULES OF CONSTRUCTION. Any defined term used in the singular preceded by "any" indicates any number of the members of the relevant class. Any Lease Document or other agreement or instrument referred to herein means such agreement or instrument as supplemented and amended from time to time. Any reference to Lessor or Lessee shall include their permitted successors and assigns. Any reference to a Law or Permit shall also mean such Law or Permit as amended, superseded or replaced from time to time. Unless otherwise expressly provided to the contrary in the Master Lease, all actions that Lessee takes or is required to take under this Master Lease or any other Lease Document shall be taken at Lessee's sole cost and expense, and all such costs and expenses borne by Lessor shall constitute Claims and shall be covered by Sections 14 and 18 of the Master Lease.

      3. INTEGRATION. Lessor and Lessee agree that the definitions and rules of construction herein shall constitute an integral part of this Master Lease.

A Schedule and an Exhibit to the Master Lease have been omitted.

The omitted Schedule and Exhibit which the Company agrees to furnish supplementally to the Commission upon request are identified below.

         Schedule:
         ---------
                  Schedule B        Miscellaneous Information List

         Exhibit:
         --------
                  Exhibit 1         Form of Lease Supplement